UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

May 12, 2017 (May 12, 2017)

Joey New York, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	68-0682410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trump Tower I, 16001 Collins Ave #3202 Sunny Isles Beach, Florida	33160
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (305) 948-9998

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On April 28, 2017, Joey New York, Inc. ("Joey" or the "Company") entered into seven month, $412,500 convertible promissory note ("Note 1") with an institutional investor (the "Lender").  Note 1 can be converted at a fixed price of $1.00 per share.  Note 1 has a 10% original issue discount and bears 10% interest.  The Company received $125,000 as an initial funding from Note 1, with the balance funded 30 and 60 days post closing upon mutual agreement.  The Company issued a warrant for 50% warrant coverage with a cashless exercise price of $1.50 per share in connection with Note 1. Note 1 may be prepaid at the Company's option at 110% from 0-90 days from closing, 120% at 91-135 days from closing, 130% at 136-180 days from closing.  Thereafter prepayment requires lender approval.

Closing on this Agreement occurred on May 3, 2017.

Also on April 28, 2017, the Company entered into an Investment Agreement (the "Investment Agreement"), and a Registration Rights Agreement (the "Rights Agreement") with the Lender.  As a condition for the execution of the Investment Agreement, we issued a 10% convertible promissory note ("Note 2") in principal value equal to $50,000.00, maturing seven months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at $1.20 per share.

Investment Agreement

Subject to the terms and conditions of the Investment Agreement, the Lender will invest up to $5,000,000 to purchase the Company's registered common stock (the "Shares"). During the three year term of the Investment Agreement, the Company may at any time in its sole discretion deliver a "put notice" to the Lender thereby requiring the Lender to purchase a certain dollar amount of the Shares.  Subject to certain restrictions, the purchase price for the Shares shall be equal to 82% of the lowest trading price for the Company's common stock during the five-day trading period immediately after Put Notice.

The number of Shares sold to the Lender shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by the Lender, would result in the Lender owning more than 9.99% of all of the Company's common stock then outstanding.  Additionally, the Lender may not execute any short sales of the Company's common stock.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares.  The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when the Lender may sell all the Shares under Rule 144 without volume limitations, or (iii) the date on which the Lender has no right to acquire any additional Shares under the Investment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK, INC.
(Registrant)

Dated: May 12, 2017	By: \s\ Richard Roer
Richard Roer
President